UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	June 30, 2005
Date of earliest event reported:	June 24, 2005

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road

Itasca, Illinois 60143

(Address of principal executive offices) (Zip Code)

(630) 773-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Loan and Security Agreement

On June 24, 2005, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) by and among the Company, certain of its subsidiaries who are also borrowers under the Loan Agreement, certain of its subsidiaries who are guarantors of obligations under the Loan Agreement, certain lenders, and Wachovia Capital Finance Corporation (Central) (“Wachovia”), which will act as agent for the lenders.

The Loan Agreement replaces the Company’s existing revolving credit facility, which matures on June 30, 2005.  As of June 24, 2005, the Company had $22.5 million drawn on its existing facility, which will be refinanced with funds from the new Loan Agreement.  Letters of Credit will be issued under the Loan Agreement, as with the prior facility, and totaled $74.7 million as of June 24, 2005.  The Loan Agreement terminates on June 24, 2010.

Form of Loans and Borrowing Limits

Borrowings made pursuant to the Loan Agreement may be in the form of revolving loans and/or swing line loans.  Swing line loans are subject to a maximum borrowing limit of $25 million.  Letters of credit may also be issued under the Loan Agreement, up to a maximum limit of $100 million.  A covenant in the Loan Agreement may restrict the amount of letters of credit that may be issued depending on the amount of obligations outstanding under the Loan Agreement, the amount of certain payables, and the purpose of the letter of credit.  The combined sum of revolving loans, swing line loans and letters of credit issued under the Loan Agreement may not exceed the maximum aggregate borrowing amount. The maximum aggregate borrowing amount is equal to the lesser of (i) a percentage of the value of certain eligible inventory or (ii) $500 million (the “Maximum Credit”).  The Maximum Credit may be increased (up to a maximum of $600 million) at the Company’s request or reduced from time to time, in each case according to the terms of the Loan Agreement.  Amounts borrowed as revolving loans or swing line loans under the Loan Agreement may be borrowed, prepaid and reborrowed from time to time.

Interest

Revolving loans and swing line loans under the Loan Agreement will bear interest at rates based on either the prime rate or the London Interbank Offered Rate (“LIBOR”).  Prime rate loans will bear interest at a rate equal to (i) the greater of (a) Wachovia’s publicly announced prime rate or (b) the federal funds rate plus one-half percent, plus (ii) up to an additional .25% based upon the current maximum aggregate borrowing amount under the Loan Agreement, less outstanding loans and the amount of certain payables.  The borrowers may also request that any revolving loan be originated as or converted to a eurodollar loan, in which case the interest rate will be calculated in accordance with the terms of the Loan Agreement and based on LIBOR plus up to an additional 1.50% based upon the current maximum aggregate borrowing amount under the Loan Agreement, less outstanding loans and the amount of certain payables.  Interest is payable monthly in arrears under the Loan Agreement.

Fees

An unused line fee will be payable monthly, in arrears, at a rate equal to one-quarter percent of the amount by which the average daily principal balance of outstanding revolving loans and letters of credit outstanding under the Loan Agreement is less than the Maximum Credit.  This fee will continue to be due for so long as any amounts owed by the borrowers to the lenders are outstanding.  The fee will be payable on the first day of each month in arrears.  There is an additional fee, calculated in accordance with the Loan Agreement, if certain letters of credit are outstanding under the Loan Agreement.  In addition, in connection with the execution of the Loan Agreement, the lenders and agent received customary fees.

Security

The payments under the Loan Agreement are guaranteed by material subsidiaries of the Company.  In addition, all payment obligations of the borrowers and guarantors to the lenders are secured by a lien on substantially all inventory and related property of the borrowers and guarantors, including related instruments and proceeds.

Dividends

The Loan Agreement permits the Company to pay dividends to its stockholders so long as the current maximum aggregate borrowing amount under the Loan Agreement, less outstanding loans and the amount of certain payables, does not drop below a defined minimum.

Covenants

The Loan Agreement contains customary affirmative and negative covenants for secured credit facilities of this type, including limitations and obligations on the Company and its subsidiaries with respect to reporting of inventory, recording and maintaining inventory, indebtedness, liens and encumbrances, investments, dividends and payments, distributions, mergers and acquisitions, capital expenditures, maintenance of a fixed charge coverage ratio, maintenance of credit card agreements, maintenance of insurance, change in the business, restrictions affecting subsidiaries and transactions with affiliates.  The Loan Agreement indicates that the borrowers may use the initial proceeds of the loans and letters of credit only for refinancing of amounts outstanding under the prior facility and certain other financing agreements, as well as costs incurred in connection with the Loan Agreement.  All other loans made or letters of credit provided to any borrower may be used by a borrower or guarantor only to finance acquisitions by such borrower or guarantor or for general operating, working capital and other proper corporate purposes of such borrower.

Events of Default

The Loan Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due; failure to comply with the Loan Agreement covenants; any representation or warranty made by any borrower or guarantor proving to be false or misleading in any material respect; failure of a guarantor to perform; dissolution of a guarantor or borrower; certain bankruptcy, insolvency or receivership events affecting any borrower or guarantor; defaults relating to certain other indebtedness; imposition of certain judgments; cancellation by a credit card issuer or processor of its arrangement with a borrower or failure of a credit card issuer or processor to pay any borrower; institution of certain legal proceedings against a borrower or guarantor, material adverse change in the business, assets or prospects of borrowers, certain occurrences involving the Company’s benefit plans, and a change in control (as defined in the Loan Agreement) of a borrower or guarantor.

In the event of a default, the agent for the lenders may, and at the request of the requisite number of lenders, shall, accelerate the payment of all obligations due from the borrowers to the lenders and terminate the lender’s commitments to make any further loans or issue any further letters of credit.  In the event of certain defaults, the commitments of the lenders will be automatically terminated and all outstanding obligations of the Company will automatically become due.  In addition, the agent may, in its discretion, take possession of, and enforce the Company’s rights with respect to, the collateral, including selling the collateral.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Loan Agreement, included as Exhibit 10.1 to this filing.  Exhibit 10.1 is incorporated by reference into this Item 1.01.

Certain of the lenders party to the Loan Agreement, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

Agreement with Named Executive Officer

Effective June 27, 2005, Mr. Ryan Vero’s salary was increased to $490,000 in connection with his promotion to Executive Vice President and Chief Merchandising Officer.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under the heading “Loan and Security Agreement” in Item 1.01 is incorporated by reference in this Item 2.03.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit 10.1                 Loan and Security Agreement by and among the Company, certain of its subsidiaries who are also borrowers, certain of its subsidiaries who are guarantors, certain lenders, and Wachovia Capital Finance Corporation (Central), which will act as agent for the lenders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 30, 2005

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description

10.1

Loan and Security Agreement by and among the Company, certain of its subsidiaries who are also borrowers, certain of its subsidiaries who are guarantors, certain lenders, and Wachovia Capital Finance Corporation (Central), which will act as agent for the lenders